GEOVIC ANNOUNCES THE APPOINTMENT OF
BARBARA A. FILAS AS SENIOR V.P., CORPORATE DEVELOPMENT

February 17, 2009 – Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX: GMC, OTC.BB:GVCM), is pleased to announce the appointment of Barbara A. (“Barb”) Filas, P.E., C.E.M., as Senior Vice President, Corporate Development.

Ms. Filas brings to Geovic more than 25 years of experience as a mining engineer on more than 30 major projects on six continents, with expertise in a variety of fields including operations, engineering, social and environmental impact assessment, and regulatory support. Such projects involve a diversified portfolio of commodities including uranium, coal, precious metals, and base metals, yielding a broad knowledge of global mining and resource markets.

Moreover, in her most recent role as President of the U.S. business of the global engineering firm Knight Piésold, Ms. Filas served as Project Principal in charge of preparing the Environmental and Social Impact Assessment and Environmental and Social Action Plan for Geovic’s flagship Nkamouna cobalt project in Cameroon, Africa. Thus, she has been deeply entrenched with Geovic’s activities for some time.

In addition to aiding the progress of the Cameroonian operations, Ms. Filas will be involved with new ventures undertaken by the Company and Geovic Energy, Geovic Mining’s wholly-owned subsidiary exploring other mining and resource projects worldwide. Some of these projects are discussed on Geovic Energy’s proprietary website, www.geovicenergy.com.

John E. (“Jack”) Sherborne, CEO of Geovic Mining, comments “We are thrilled to add Barb to our senior management team. Her wealth of experience in many facets of global mining and engineering should greatly augment our operations in Cameroon, as well as other projects currently under consideration by Geovic.”

Geovic Background

Geovic is a U.S.-based corporation whose principal asset is a significant cobalt-nickel-manganese deposit in the Republic of Cameroon. Additionally, the company controls a diverse portfolio of energy, precious metals, base metals, and uranium projects in the United States, operated through its wholly-owned subsidiary Geovic Energy (www.geovicenergy.com).

Additional Company and project information may be found on the websites www.sedar.com and www.sec.gov.  For more information, please go to www.geovic.net or contact:

Andrew C. Hoffman, CFA VP, Investor Relations Geovic Mining Corp. Direct (720) 350-4130 Toll-Free (888) 350-4130 ahoffman@geovic.net	Vanguard Shareholder Solutions Direct (604) 608-0824 Toll-Free (866) 801-0779 ir@vanguardsolutions.ca	Torrey Hills Capital Direct (858) 456-7300 info@torreyhillscapital.com

On behalf of the Board John E. Sherborne, CEO and Director

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.